UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

CARROLL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54422	27-5463184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Liberty Road Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 795-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2015 the Board of Directors of Carroll Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Carroll Community Bank (the “Bank”), appointed Barry J. Renbaum as a member of the Board of Directors of the Company and the Bank effective immediately. Mr. Renbaum will receive the same compensation as currently paid to our other Board members – a $10,000 annual retainer, $600 for each board meeting attended, and $200 for each committee meeting attended (or $100 if attended telephonically). Mr. Renbaum has not been appointed to any committee of the Board of Directors of the Company or the Bank at this time. The Board of Directors did not appoint Mr. Renbaum pursuant to any arrangements between Mr. Renbaum and the Company, the Bank or any other person. There are no significant transactions between Mr. Renbaum and the Company or the Bank.

The press release announcing Mr. Renbaum’s appointment is attached as exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1	Press Release dated January 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015	CARROLL BANCORP, INC.

/s/ Michael J. Gallina
Michael J. Gallina, Chief Financial Officer